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                                                                    Exhibit 10.2

                             Union Camp Corporation

                       Severance Policy for Key Employees

     Union Camp Corporation (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company (as defined herein).

     For purposes of this Policy, a Key Employee shall be any employee of the Company designated by the Personnel, Compensation and Nominating Committee of the Board (or such other committee of the Board to which similar responsibilities are delegated in the future) or the Chairman of the Board or the President of the Company and listed on Schedule I hereto.

     I.   Eligibility for Severance Benefits.

     A Key Employee shall receive the severance benefits provided for in this Policy if the Company terminates his employment with the Company other than for Cause or if the Key Employee terminates his employment with the Company for Good Reason during the two-year period following a Change in Control of the Company (as these terms are hereinafter defined).

     1. Change in Control. No benefits shall be payable under this Policy unless a Change in Control of the Company shall have occurred. For purposes of this Policy, a Change in Control of the Company shall be deemed to have occurred upon the occurrence of one of the following events:

          (a) any "person", as such term is used in Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a "Non-Qualifying


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Transaction" under Section I(c)) the "beneficial owner" (as defined in Rule
13d-3 under the Exchange Act) , directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities");

          (b) individuals who, on October 29, 1996, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to October 29, 1996, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including without limitation in order to settle any such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

          (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:
(A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.



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    Anything in this Policy to the contrary notwithstanding, a Change in Control of the Company shall be deemed not to have occurred with respect to any Key Employee who participates as an investor in the acquiring entity (which shall include the Parent Corporation when applicable) in such Change in Control transaction, unless such acquiring entity is a publicly-traded corporation and the Key Employee's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1%) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose the Key Employee's interest in any equity securities shall include any such interest of which such Key Employee is a "beneficial owner" as defined in Rule 13d-3 under the Exchange Act.

     2. Cause. For purposes of this Policy, termination by the Company of a Key Employee's employment for Cause shall mean termination (a) upon the willful and continued failure by the Key Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental condition or illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in Section I.5) by the Key Employee for Good Reason (as defined in Section I.4)), after a written demand for substantial performance is delivered to the Key Employee by the Board, which demand specifically identifies the manner in which the Board believes the Key Employee has not substantially performed his duties, or (b) the willful engaging by the Key Employee in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section, no act, or failure to act, on the part of the Key Employee shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Key Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such Key Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Key Employee and an opportunity for such Key Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board he is guilty of conduct set forth above in this Section I.2 and specifying the particulars thereof in detail.

     3. Disability. Notwithstanding anything in this Policy to the contrary, if, as a result of incapacity due to physical or mental condition or illness, a Key Employee is absent from the full-time performance of his duties with the Company for six (6) consecutive months and such period of absence commenced prior to a Change in Control of the Company, the Company may give the Key Employee at least 30 days prior written notice of his removal from the list of Key Employees covered by this Policy, and if the Key Employee shall not have returned to full-time performance of his duties by the date of removal specified in such notice, he shall be removed from the list of Key Employees covered by this Policy on such date and no benefit shall be payable hereunder.





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     4. Good Reason. Good Reason shall mean, without the Key Employee's express written consent, the occurrence of any of the following circumstances during the two-year period following a Change in Control of the Company, unless, in the case of paragraphs (c), (d) or (e), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination:

          (a) a reduction by the Company in the Key Employee's annual base salary as in effect on the date the Key Employee is covered by this Policy or as the same may be increased from time to time thereafter except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

          (b) the failure by the Company to pay to the Key Employee any portion of his current compensation or to pay to such employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

          (c) the failure by the Company to continue to provide substantially the same compensation plans in which the Key Employee participated immediately prior to the Change in Control of the Company, including without limitation, as of the date hereof, a savings and investment plan, a stock option and stock award plan, and an incentive compensation plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to each such plan, or the failure by the Company to continue the Key Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Key Employee's participation relative to other participants, than that which existed at the time of the Change in Control of the Company;

          (d) the failure by the Company to continue to provide the Key Employee with benefits and coverages substantially similar to those provided to the Key Employee under any of the Company's pension, life insurance, medical, accident, or disability plans in which the Key Employee was participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Key Employee with the number of paid vacation days to which the Key Employee is entitled on the basis of years of service with the Company in accordance with the Company's vacation policy for salaried employees in effect at the time of the Change in Control of the Company; or

          (e) any purported termination of employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section I.5 hereof (and, if applicable, the requirements of Section I.2 hereof), which purported termination shall not be effective for purposes of this Policy.





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A Key Employee's right to terminate his employment pursuant to this Section I.4 shall not be affected by his incapacity due to physical or mental condition or illness. A Key Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

     5. Notice of Termination. Any purported termination of employment by the Company or by the Key Employee after a Change in Control of the Company shall be communicated by written Notice of Termination to the other party hereto in accordance with Section VI hereof. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Policy relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     6. Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination under the terms of this Policy, then the Date of Termination shall be the date on which the dispute is finally resolved (provided, that, notwithstanding when the dispute is finally resolved, the Date of Termination shall be deemed to occur for purposes of Section II while this Policy is in effect), either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Any such notice of dispute must be in writing and delivered or mailed to the other party, and such notice shall set forth the specific reasons for the dispute. A Key Employee has the right to appeal to the Board or its delegate in writing any notice of dispute given by the Company within sixty days of receipt thereof by the Key Employee. Within sixty days thereafter, the Key Employee shall be given a written decision of his appeal from the Board or its delegate, which decision shall clearly set forth the specific reasons for the decision, including specific references to pertinent provisions of this Policy. If the Key Employee disputes the decision, such dispute shall be resolved by arbitration as provided in Section III hereof. Notwithstanding the pendency of any such dispute, the Company will continue to pay to the Key Employee his full compensation in effect immediately prior to when the Notice of Termination giving rise to the dispute was given (including, but not limited to, base salary) and continue the Key Employee as a participant in all compensation, benefit and insurance plans in or by which he was participating or covered immediately prior to when the Notice of Termination giving rise to the dispute was given,





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until the dispute is finally resolved in accordance with this Section I.6.
Amounts paid under this Section I.6 are in addition to all other amounts due under this Policy, and shall not be offset against or reduce any other amounts due under this Policy. No amount payable hereunder shall be reduced by any compensation earned by a Key Employee as the result of employment by another employer.

     II.  Computation of Severance Benefit.

     If the Key Employee's employment by the Company shall be terminated by the Company other than for Cause or if the Key Employee terminates employment for Good Reason during the two-year period following a Change in Control of the Company (except as otherwise provided in Section I.6, if applicable), then the Key Employee shall be entitled to the benefits provided below:

          (a) the Company shall pay to the Key Employee (i) his base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the value of his accrued and "banked" vacation as of the Date of Termination, no later than the fifth day following the Date of Termination; (ii) any outstanding amounts due and owing as of the Date of Termination under the Company's incentive compensation plan (or any additional, successor or substitute plan thereto), no later than the fifth day following the Date of Termination (or, if later, such date by which such amounts may reasonably be calculated), plus all other amounts to which the Key Employee is entitled under any compensation or benefit plan or policy of the Company, at the time such payments are due; and (iii) if such termination of employment occurs during the remainder of the calendar year in which the change in control of the Company occurs, to the extent not provided under the applicable plan, a pro rata annual target incentive no later than the fifth day following the Date of Termination under the Company's annual incentive plan (or any successor plan thereto) to the extent the Key Employee is a participant in such plan (and such pro rata payment is not made thereunder). Such pro rata payment shall be equal to the product of (x) the quotient resulting from dividing the number of days the Key Employee was employed during such year through the Date of Termination by three hundred and sixty-five (365) and (y) the Key Employee's annual target incentive under such plan (or any successor plan thereto) for such year;

          (b) in lieu of any further salary and bonus payments to the Key Employee for periods subsequent to the Date of Termination and in lieu of other severance benefits, the Company shall pay to the Key Employee, at the time specified in Section II(f) in a lump sum, a severance benefit equal to (i) 200% of the greater of (A) the Key Employee's annual rate of base salary in effect immediately prior to the Date of Termination and (B) the Key Employee's annual rate of base salary in effect immediately prior to the Change of Control of the Company, plus (ii) 200% of the greater of (x) the amount of the Key Employee's annual target incentive in effect immediately prior to the date on which the Change in Control occurs and (y) the Key Employee's annual target incentive with respect to the year in which the Date of Termination occurs.






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          (c) for a twenty-four (24) month period commencing on the Date of
Termination continued coverage under the Company's life, disability, accident, and health insurance plans in which the Key Employee participated immediately prior to the Notice of Termination (or the Company will otherwise arrange to provide equivalent benefits). Notwithstanding the foregoing, the Company shall not provide a benefit otherwise receivable by the Key Employee pursuant to this paragraph (c) during any period in which an equivalent benefit is actually provided to the Key Employee during the twenty-four (24) month period following his termination of employment, and the Key Employee must report to the Company any such benefit actually received by him; and

          (d) notwithstanding any election the Key Employee may have made under any of the applicable plans and any provisions to the contrary in any such plans, the Company shall pay to the Key Employee at the time specified in
Section II (f), a lump sum amount, in cash, equal to the sum of (i) all amounts credited to the Key Employee's book account described in Article V, Section 3 of the Union Camp Corporation Supplemental Retirement Plan (the "ERISA Excess Plan") and (ii) the actuarial equivalent of the supplemental pension benefit (determined as a straight life annuity commencing at the greater of age 62 or the Key Employee's age at the Date of Termination) that the Key Employee has accrued under Article IV, Section 1 of the ERISA Excess Plan as of the Date of Termination (for this purpose, "actuarial equivalent" shall be determined using the same assumptions utilized under the Company's Retirement Plan for Salaried Employees immediately prior to the Change in Control). This lump sum payment shall be in full settlement of all benefits accrued by the Key Employee under the ERISA Excess Plan, provided, however, to the extent such lump sum payment would duplicate any benefits paid to you under the terms of such plan it shall be reduced to the extent necessary to prevent the duplicative payment of benefits.

Notwithstanding anything in this Policy to the contrary, if the Key Employee is over age 63 as of the Date of Termination, (i) the 200% multiplier set forth in
Section II(b) above to determine the Key Employee's severance benefit shall be reduced by 8.33% for each full month that the Key Employee's age is in excess of 63 as of the Date of Termination and (ii) his continued benefits pursuant to
Section II(c) above shall cease at age 65.

(e) Notwithstanding anything in this Policy to the contrary, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of the Key Employee (whether pursuant to the terms of this Policy or otherwise, but excluding a Gross-Up Payment, as hereinafter defined) (the "Payments") would be subject to the excise tax (the "Excise Tax"), imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") then the Company shall pay the Key Employee an additional payment (a "Gross-Up Payment") in an amount such that





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after payment by the Key Employee of all taxes (including any Excise Tax)
imposed upon the Gross-Up Payment, the Key Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-Up Payment, the Key Employee shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined by a final determination (by a court or an Internal Revenue Service proceeding which as been finally and conclusively resolved or by mutual agreement of the Key Employee and the Company) to be less than the amount taken into account hereunder at the time of termination of employment, the Key Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is so determined the portion of the Gross-Up Payment which would not have been paid to the Key Employee had the Gross-Up Payment calculation been based upon such reduced Excise Tax, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus interest payable at the rate provided in Section 1274(b)(2)(B) of the Code with respect to such excess) at the time that the amount of such excess is finally determined. Notwithstanding the foregoing provisions of this Section II(e), if it shall be determined that the Key Employee is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 10% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to the Key Employee under this Policy shall be reduced (but not below zero) to the maximum amount that could be paid to the Key Employee without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to the Key Employee. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section II(b), unless an alternative method of reduction is elected by the Key Employee. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Policy (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Policy shall be reduced pursuant to this provision.

          (f) The payments provided for in Section II(b), Section II(d) and
Section II(e) hereof shall be made not later than the thirtieth (30th) day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Key Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with


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interest at the rate provided in section 1274 (b) (2) (B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceed the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Key Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). All determinations required to be made under Section II(e), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, the reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control of the Company (the "Accounting Firm") which shall provide for review detailed supporting calculations both to the Company and the Key Employee within fifteen
(15) business days of the receipt of notice from the Company or the Key Employee that a Notice of Termination has been provided under this Policy, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control (or does not undertake to provide the Determination), the Company shall appoint another public accounting firm to make the Determination required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder.

          (g) Except as provided in Section II(c) hereof, the Key Employee shall not be required to mitigate the amount of any payment provided for in this
Section II by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section II be reduced by any compensation earned by the Key Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Key Employee to the Company, or otherwise.

     III. Claims and Arbitration; Legal Fees.

          (a) Any dispute or controversy between the Company and a Key Employee arising under or in connection with this Policy shall be settled exclusively by arbitration in Wayne, New Jersey in accordance with the commercial rules of the American Arbitration Association then in effect. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section III(a). Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Key Employee shall be entitled to seek specific performance of the right to be paid pursuant to Section I.6 until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Policy.





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          (b) The Company shall pay to the Key Employee all legal fees and expenses incurred by such Key Employee in connection with the interpretation or enforcement of this Policy (including all such fees and expenses, if any, incurred in contesting or disputing any termination hereunder or in seeking to obtain or enforce any right or benefit provided by this Policy or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code, to any payment or benefit provided hereunder).

     IV.  No Fiduciary Relationship, Trust or Employment Contract.

     This Policy is a legally enforceable obligation of the Company; provided, that nothing contained in this Policy and no action taken pursuant to the provisions of this Policy shall create or be construed to create a contract for employment between the Company and the Key Employee covered hereby. All references to sections of the Exchange Act, the Code or the ERISA Excess Plan shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under foreign, federal, state or local law. The obligations of the Company under Sections I.6, II and V shall survive the expiration of the term of this Policy, with respect to Sections I.6 and II, to the extent benefits become due and owing under such provisions and, with respect to Section V, to the extent the Company continues to have obligations under this Policy.

     V. Assumption of obligation.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Policy in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession which constitutes a Change in Control of the Company shall be a breach of this Policy and shall entitle the Key Employee to compensation and benefits from the Company in the same amount and on the same terms to which such Key Employee would be entitled hereunder if he terminated employment for Good Reason following a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Policy, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid, or otherwise.

          (b) Any rights that shall have accrued to the Key Employee under this Policy prior to his death shall inure to the benefit of and be enforceable by his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees to the extent any such persons succeed to his interests hereunder from time to time. If the Key Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein,




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shall be paid in accordance with the terms of this Policy to such person or persons appointed in writing by the Key Employee (provided that the Key Employee has delivered a copy of such appointment to the Company) or, if no such person is appointed, to his estate.

     VI.  Notices.

     Notices and all other communications provided for in the Policy, including any Notice of Termination, shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, provided that all notice to the Company shall be directed to the attention of the Secretary of the Company. Notwithstanding the foregoing, any notice actually received by the other party shall be deemed to have been duly given.

     VII. Governing Law; Validity.

     The validity, interpretation, construction and performance of the provisions of this Policy shall be governed by the laws of the State of New Jersey without regard to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy which shall remain in full force and effect.

     VIII. Amendment and Termination.

     Prior to a Change in Control of the Company, the Board may terminate or amend the Policy at any time by a written instrument. During the two-year period following a Change in Control of the Company, the Policy may not be amended or terminated without the written consent of all Key Employees actively employed by the Company both immediately prior to the Change in Control of the Company and at the date of such proposed amendment.

     IX.  Designation and Removal of Key Employees.

     Prior to a Change in Control of the Company, the Chairman of the Board or the President of the Company or the Personnel, Compensation and Nominating Committee may at any time, in his or its sole discretion, add employees (up to such number of employees who may be covered by this Policy as determined from time to time by the Board of Directors) to and remove employees from Schedule I, the list of covered Key Employees. During the two-year period following a Change in Control of the Company, no Key Employee may be removed from the list of covered Key Employees unless his employment is terminated for Cause, death or voluntary termination by such Key Employee of his employment other than for Good Reason and except for removal from said list for Disability as provided in
Section I.3.




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     X.   Gender.

    The masculine pronoun wherever used in this Policy includes the feminine pronoun.

Effective March 7, 1989,
Amended and restated October 29, 1996

                                       END



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